Exhibit (a)(1)(G)

Form of Confirmation of Election E-mail — Accept

From: stockadmin@omniture.com [mailto:stockadmin@omniture.com]
To: [Eligible Employee]
Subject: Omniture Stock Option Exchange Program — Confirmation of Election

Dear [Eligible Employee],

This e-mail confirms that Omniture has received your Election Form dated [DATE], 2009, by which you elected to have your eligible outstanding options cancelled in exchange for new options, subject to the terms and conditions of the Offer, as set forth below:

			Shares	Shares
		Original Exercise	Subject to	Subject to	New Monthly Vesting		Exchange Entire
Original Grant Date	Option Number	Price Per Share	Eligible Option	New Option	Schedule (Months)	New Term (Years)	Eligible Option?

Yes

If you change your mind, you may change your election as to some or all of your Eligible Options by submitting a new Election Form through the Exchange Offer Website at https://omniture.equitybenefits.com and electing “No” to retain your Eligible Option rather than “Yes” to exchange your Eligible Option. If you are not able to submit your Election Form electronically via the Exchange Offer Website or if you do not otherwise have access to the Exchange Offer Website for any reason, a properly signed and completed Election Form must be received by facsimile or by e-mail before 10:00 p.m., Mountain Time, on June 15, 2009, to:

Omniture Stock Administration
Omniture, Inc.
stockadmin@omniture.com
Fax: (801) 406-0349

The submission of your Election Form must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond in a timely way to avoid any last minute problems. If you are unable to, or choose not to submit your Election Form electronically, only Election Forms that are complete, signed and actually received by our Stock Administration Team via facsimile or e-mail by the deadline will be accepted. Election Forms submitted by any other means, including hand delivery, U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to the Exchange Offer Hotline at (801) 932-7504.

Please note that our receipt of your Election Form is not by itself an acceptance of the options for exchange. For purposes of the Offer, Omniture will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when Omniture gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication. Omniture’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the Offer period.

Omniture has filed a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, or SEC. Persons who are eligible to participate in the program should read the Tender Offer Statement on Schedule TO, including (1) the Exchange Offer; (2) the e-mail from Josh James, dated May 18, 2009; (3) the e-mail from Eric McAllister, dated May 18, 2009, (4) the Summary of the Option Exchange Program; (5) the Election Form; (6) the Instructions, which form part of the terms and conditions of the Offer; and (7) the Terms of Election, as they contain important information about the program. You are able to obtain these written materials and other documents free of charge on the Exchange Offer Website at https://omniture.equitybenefits.com or through the SEC’s website at www.sec.gov.

Form of Confirmation of Election E-mail — Decline

From: stockadmin@omniture.com
To: [Eligible Employee]
Subject: Omniture Stock Option Exchange Program — Confirmation of Election

Dear [Eligible Employee],

This e-mail confirms that Omniture has received your Election Form dated [DATE], 2009, by which you rejected Omniture’s Exchange Offer eligible outstanding options for new options, as set forth below:

			Shares	Shares
		Original Exercise	Subject to	Subject to	New Monthly Vesting		Exchange Entire
Original Grant Date	Option Number	Price Per Share	Eligible Option	New Option	Schedule (Months)	New Term (Years)	Eligible Option?

No

If you change your mind, you may change your election as to some or all of your eligible options by submitting a new Election Form through the Exchange Offer Website at https://omniture.equitybenefits.com and electing “Yes” to exchange your Eligible Option rather than “No” to retain your Eligible Option. If you are not able to submit your Election Form electronically via the Exchange Offer Website as a result of technical failures or if you do not otherwise have access to the Exchange Offer Website for any reason, a properly signed and completed Election Form must be received by facsimile or by e-mail before 10:00 p.m., Mountain Time, on June 15, 2009, to:

Omniture Stock Administration
stockadmin@omniture.com
Fax: (801) 406-0349

The submission of your Election Form must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond in a timely manner to avoid any last minute problems. If you are unable to, or choose not to submit your Election Forms electronically, only Election Forms that are complete, signed and actually received by our Stock Administration Team by the deadline will be accepted. Election Forms submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to the Exchange Offer Hotline at (801) 932-7504.

Omniture has filed a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, or SEC. Persons who are eligible to participate in the program should read the Tender Offer Statement on Schedule TO, including (1) the Exchange Offer; (2) the e-mail from Josh James, dated May 18, 2009; (3) the e-mail from Eric McAllister, dated May 18, 2009, (4) the Summary of the Option Exchange Program; (5) the Election Form; (6) the Instructions, which form part of the terms and conditions of the Offer; and (7) the Terms of Election, as they contain important information about the program. You are able to obtain these written materials and other documents free of charge on the Exchange Offer Website at https://omniture.equitybenefits.com or through the SEC’s website at www.sec.gov.

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